SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2000

                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       0-21249              22-3423087
  (State or other jurisdiction          (Commission           (IRS Employer
of incorporation or organization)       File Number)        Identification No.)

         2650 North Military Trail, Suite 350, Boca Raton, Florida 33431
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (561) 997-0323

                                       n/a
          (Former name or former address, if changed since last report)

Item 5 - Other Events

      On May 31, 2000, Grand Court Lifestyles, Inc. (the "Company") wrote a letter (the "Letter") addressed to all limited partners (the "Limited Partners") of syndicated Grand Court Lifestyles senior living communities (the "Properties"). The Letter, attached as Exhibit 99.1 to this Current Report on Form 8-K, informs the Limited Partners as to the status of the Properties. The information contained in the Letter is incorporated herein by reference.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

      Exhibit No.   Description

      99.1 Letter of the Company dated May 31, 2000, addressed to all Limited Partners of Syndicated Grand Court Lifestyles Senior Living Communities:


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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 1, 2000.

                         GRAND COURT LIFESTYLES, INC.


                         By  /s/ John Luciani
                             JOHN LUCIANI,
                             Chairman of the Board and Chief Executive Officer

May 31, 2000

To All Limited Partners of Syndicated Grand Court Lifestyles
Senior Living Communities:

      As previously discussed in our letter dated March 22, 2000, on March 20, 2000, Grand Court Lifestyles Inc. ("Grand Court") filed for reorganization under Chapter 11 of the United States Bankruptcy Code. This letter is being sent to all limited partners of syndicated senior living communities to provide some general information about the Chapter 11 case and the impact of the reorganization on these communities.

      The only company that has filed for bankruptcy protection is Grand Court, the manager of the senior living communities. None of the partnerships that own senior living communities is in bankruptcy. The partnerships that own these communities are separate companies that continue to operate their senior living communities as before. Grand Court and its affiliates continue to provide management services to the partnerships and their communities.

      Over the past several years, intensive new construction of senior living communities has caused an oversupply of such properties in many markets around the country. This oversupply has caused occupancy and rental rate reductions at many communities managed by Grand Court. These same market conditions adversely impacted our competition and many senior housing companies suffered business reversals. Please see the attached article from The New York Times.

      Prior to the bankruptcy and pursuant to various agreements, if the cash flow from the senior living communities was insufficient, Grand Court used its own resources to fund operating shortfalls or make capital improvements at the senior living communities and to make payments to the owning partnerships to ensure that limited partners received certain priority returns. As a result of the bankruptcy, Grand Court can no longer use its own resources to fund the senior living communities it manages. This means that the communities must meet all of their obligations, including debt service, from their own operations. It also means that communities can only make distributions from cash flow available after meeting all operating expenses. Since the bankruptcy filing, all of the revenues of the senior living communities have been kept in the segregated bank accounts each community maintains and have not been co-mingled with the accounts of Grand Court or the other communities.

      Most of the syndicated communities managed by Grand Court are meeting their debt service obligations. Overall, Grand Court's Chapter 11 filing has not affected the operations of the respective communities. Occupancy has improved at some communities and declined at others. Although our competitors are seeking to take advantage of Grand Court's bankruptcy, average occupancy has been stable across the portfolio. However, without funding support from Grand Court, some communities have been unable to meet their debt service obligations and are currently in default on their mortgages.

      The syndicated senior living communities managed by Grand Court fall into six categories regarding their current financial condition:

      1. The following communities have sufficient cash flow to permit distributions. The amount of such distributions may not equal the full priority return and will vary from month to month due to normal fluctuations in revenues and operating expenses. The communities within this category are:

TGC Belleville                    Belleville Associates, LP                    Essex Associates, Inc.
TGC Bryan                         GC - Bryan Station Assoc.                    Warwick Associates, LP
TGC Dayton                        Brookstead Assoc.                            Concorde Assoc. LP
TGC Kansas City I                 Cloverset Place LP                           Cloverleaf Assoc. I,II,III, Cloverset Valley
TGC Overland Park                 GC - Overland Park Assoc.                    Victoria Manor Assoc. LP
TGC Tampa                         GC - Bayshore Assoc.                         Henley Assoc. LP
TGC Tavares                       Tavares Center Assoc.                        Brighton Manor Assoc.

      2. The following communities have sufficient cash flow to pay their current operating expenses, including debt service on their mortgages, but do not have sufficient cash flow to make distributions because, in most cases, the communities have accounts payable owed to vendors. It is important for the continued success of these communities that the accounts payable be paid down as quickly as is reasonably possible. We expect that these communities will have sufficient cash flow to reduce payables and resume making distributions in future months.

TGC Adrian                        GC - Adrian Associates                       Knightsbridge Assoc., LP
TGC Albuquerque                   GC - Albuquerque Assoc.                      Manchester Manor, LP
TGC Carrollton                    GC - Carrollton Assoc.                       Wellington Manor Assoc. LP
TGC Columbus                      Woodstead Associates                         Brookstone Associates LP
TGC Denver                        Grand Court - Denver Assoc.                  Cumberland Assoc., LP
TGC Farmington Hills              Devon Assoc.. LP                             Windsor Assoc. LP
TGC Findlay                       Springfield - Findlay Assoc.                 Millbrook Hills Assoc. LP
TGC Fort Meyers                   Twin Lakes LP                                Waterford Shores I & II
TGC Ft. Worth                     GC - Ft Worth Assoc.                         Nottingham Manor Assoc. LP
TGC Garland                       GC - Garland Assoc.                          Hampton Assoc. LP
TGC Kansas City II                Victory Hills Assoc.                         Green Hills Assoc. LP
TGC Las Vegas I                   Flamingo Vista Assoc. LP                     Sierra Vista Assoc. LP
TGC Las Vegas II                  GC - Las Vegas Assoc.                        Sandhurst Manor, LP

TGC Lubbock                       Cambridge Retirement Village LP              Lubbock Village Assoc. LP
TGC Mesa                          GC - Mesa Assoc.                             Wembley Associates LP
TGC Morristown                    GC - Morristown Assoc.                       Sinclair Assoc. LP
TGC Novi                          West Oak Assoc.                              Western Oaks Assoc. LP
TGC Pensacola                     Pensacola Village Assoc.                     Tudor Assoc. LP
TGC Phoenix                       Paradise Retirement Center, LP               Paradise Valley Assoc. LP
TGC Radcliff                      GC - Radcliff Assoc.                         Sherwood Manor Assoc., LP
TGC San Antonio I                 New Forest Realty Assoc.                     Salisbury Assoc. LP
TGC Seward                        GC - Seward Assoc.                           Winchester Manor Assoc. LP
TGC Springfield                   Springfield - Findlay Assoc.                 Millbrook Hills Assoc. LP
TGC Westland                      GC - Westland Assoc.                         Churchill Manor Assoc. LP

      3. The following communities involve new construction which has recently been completed. These properties are in their initial lease-up phase and are not expected to have excess cash flow available for distribution until lease-up is completed.

TGC Overland Park II              GC - Kansas Assoc.                           Midland Manor Assoc. LP
TGC South Shore Harbour           GC S. Shore Harbour                          Seaford Manor Assoc.

      4. The following community has no mortgage debt, but the level of cash flow is insufficient to pay current operating expenses. Grand Court can no longer fund operating deficits and is investigating the feasibility of a sale of this property.

Property Trade Name               Owning Partnership                           Investing Partnership
-------------------               ------------------                           ---------------------
TGC North Miami                   Florida Club Assoc.                          Harrow Assoc. LP

      5. The following communities are in financial default on their mortgages. Grand Court has been seeking to negotiate workout agreements or other appropriate resolutions with the respective lenders. If we are unable to negotiate workout agreements or other appropriate resolutions, some of these communities may be lost through foreclosure.

Property Trade Name               Owning Partnership                           Investing Partnership
-------------------               ------------------                           ---------------------
TGC I Chattanooga                 Mountain Creek Associates                    Edgemere Assoc. LP
TGC II Chattanooga                Cambridge Hall Associates                    Dover Assoc. LP
TGC Lake Worth                    Worthington Associates                       Palm Villas Associates, LP
TGC Lakeland                      Palm View Associates                         Sommerville Associates LP
TGC Longview                      GC - Longview Associates                     Sheffield Associates LP
TGC Memphis                       Knight Associates                            Magnolia Hills Associates LP
TGC Pompano Beach I & II          Palm Club Associates                         Palm Gardens Associates LP
TGC Sacramento                    Grand Court Sacramento Associates            Regal Associates LP
TGC San Antonio II/Bristol        Liberty Place Associates                     Bayswater Associates LP
TGC South Miami                   GC - South Miami Associates                  Glades Associates, L.P.
TGC Weatherford                   Lake Associates                              Stratford Associates LP
TGC Winter Haven                  GC - Winter Haven Associates                 Fox Manor Associates LP

      6. The following community was in financial default of its mortgage. An agreement was entered into with the mortgage lender, which allowed the lender to foreclose on the mortgage.

Since the lender was the successful bidder at the foreclosure sale, the agreement provides that the lender and the owning partnership will cooperate in attempting a subsequent sale of the community. If such subsequent sale occurs within 6 months of the foreclosure, the owning partnership will receive any excess sale proceeds over the outstanding mortgage balance and accrued interest, the cost of any improvements deemed necessary to sell the community and the costs of the sale transaction.

Property Trade Name               Owning Partnership                           Investing Partnership
-------------------               ------------------                           ---------------------
TGC Kansas City III               Venue Apartments, L.P.                       Harvard Heights Associates, L.P.

      Grand Court has made an application seeking the approval of the Bankruptcy Court to make distributions to limited partners of those communities which are not in financial default on their mortgages. A hearing on this application is currently scheduled to be held on June 12, 2000. We are hopeful that the Bankruptcy Court will authorize these distributions.

      The reason we need to obtain court approval is because almost all of the communities are subject to mortgage loan agreements containing language that may prohibit distributions at this time. Those agreements prohibit the owning partnership, as borrower, from making distributions to the investing partnership and its limited partners if the loan is in default. Even though all payment obligations may be current, the loans may still be technically in default. This is because Grand Court extended guaranties of the communities' underlying indebtedness (in whole or in part) to the lenders. The bankruptcy of Grand Court, as guarantor, may create an event of default that prevents distributions from the partnerships.

      Grand Court will forcefully urge the Bankruptcy Court to allow these distributions. In the event that the Bankruptcy Court does not grant our motion to make distributions, all excess cash flow for periods after the bankruptcy filing will remain in the segregated bank accounts of the owning partnerships, and will be distributed as and when the Bankruptcy Court directs.

      Some limited partners have asked whether Grand Court is putting the communities up for sale. Our present strategy is to continue to manage the syndicated communities and emerge from bankruptcy as a profitable and growing property management company. We believe this is the course that will most benefit our creditors and limited partners. We believe that the sale of the senior living communities in the midst of an industry-wide down-turn would not maximize the value of these communities and would, therefor, not be in the best interests of Grand Court's creditors and limited partners. We are, however, exploring the sale of certain communities that are in financial default on their mortgages.

      The bankruptcy of Grand Court is now two months old. Under bankruptcy laws and rules, the company and its activities are overseen by a Federal Bankruptcy Court judge, the United States Trustee (an official of the United States Justice Department), two official committees appointed in the case (one representing unsecured creditors and the other representing limited partners), and attorneys and accountants for those committees. Although we are seeking to accomplish a rapid reorganization, please understand that the bankruptcy process is enormously demanding and time consuming.

      We plan to accelerate the typical timetable (in view of the size and complexity of Grand Court) for the formulation and presentation of a plan of reorganization. The plan will set forth the structure of the reorganized company, including the equity stake or other interests in the company of each of the interested parties. We are doing our best for limited partners, creditors and all other parties in interest and will endeavor to keep you informed of significant developments as they arise.

      We ask for your continued patience. We are working very hard to produce the optimal plan of reorganization as soon as possible.

                            Very truly yours,

                            GRAND COURT LIFESTYLES, INC.


                            By:_________________________________
                            JOHN LUCIANI, Chairman of the Board and Chief Executive Officer

This letter contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company's ability to successfully reorganize, the possibility of liquidation if the Company cannot successfully reorganize and competitive factors affecting the long-term care services industry. For a discussion of other important factors, refer to the Company's documents and reports that are available from the Securities and Exchange Commission, including the Company's Annual Report on Form 10K for the fiscal year ended January 31, 1999 at Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations - Safe Harbor for Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "anticipates," "expects", "intends", "believes", and similar expressions. The Company's actual results could differ materially from such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The New York Times

May 28, 2000, Sunday
Money and Business/Financial Desk

BUSINESS; Too Much, Too Soon Halts Assisted-Living Boom

By TERRY PRISTIN

FUELED by favorable demographic trends, strong consumer demand and a robust economy, the assisted-living industry was supposed to be mounting record profits this year while expanding rapidly and reaching new stock market peaks. That, at least, is what analysts were predicting three years ago.

It has not exactly worked out that way. One publicly traded company -- Grand Court Lifestyles Inc., in Boca Raton, Fla. -- filed for bankruptcy protection in March. Several others are under financial strain, and most have seen their shares recently plunge to record lows.

New construction has all but stopped. The Alterra Healthcare Corporation of Milwaukee, the nation's largest assisted-living operator, has abandoned plans to build 100 new homes. Last year, the industry's publicly traded companies, which account for 10 percent of the homes, lost 68 percent of their value, according to Philip J. Martin, an analyst with First Union Securities.

What went wrong? The answer is a binge of overinvestment and overbuilding, with too many companies trying to seize a trend.

The elderly are the fastest-growing segment of the population; the number of Americans 85 or older is expected to increase by one-third in the next decade, to about six million. Most dread the prospect of being confined to the hospital-like setting of a nursing home.

Privately paid assisted living is viewed as an appealing alternative for people who need some help but do not require skilled nursing. Residents have their own apartments with kitchens, eating communally and taking part in social activities only when they want to. Public areas are designed to evoke a comfortable hotel rather than an institution.

Experts in senior housing say the industry's poor financial performance has not discredited assisted living, any more than the slide in dot-com stocks has undermined the Internet. They cite a gold-rush fever that led some companies to grow too fast and to use creative (though legal) accounting methods to hide their losses.

The concept of assisted living has existed for about two decades, but as recently as 1994, the industry had only two publicly traded companies. As capital became widely available, about 20 more public offerings followed, including some for companies operating both assisted-living and nursing homes. That resulted in pressure to produce quick increases in earnings.

In contrast to nursing homes, assisted-living homes face few regulatory barriers. New residences often went up with little market research.

But many companies did not anticipate how long it would take to fill their buildings. The costs are beyond many people's means. Monthly fees start at $3,000 in lower-cost regions and climb sharply, depending on the services needed -- with medical care usually extra. Also, many elderly people are reluctant to give up their independence.

Some companies failed to foresee that they would be serving an increasingly older, and therefore more frail clientele (the average age is now 84), forcing them to add staff, which cut into profits. "There wasn't a lot of discipline on the part of the companies," said Christos Kuliopoulos, a senior consultant at Ernst & Young who specializes in senior housing. "They weren't doing their due diligence."

And so the building boom has tapered off. The 164 homes now under construction are just a third as many as were completed in 1998. There are about 7,000 professionally run homes nationwide, with about 520,000 units, according to the American Seniors Housing Association in Fairfax, Va.

DURING the building boom, many markets quickly became saturated, prompting several states to require certificates of need before a home could be built. North Carolina has declared a moratorium on new construction, an action that backfired when many companies rushed into the state to beat the deadline.

Confidence in the industry was also shaken when many companies chose to engage in so-called off-balance-sheet financing. Abraham Gosman, the chairman of the Care-Matrix Corporation, a publicly traded company based in Needham, Mass., used a private but wholly owned company, the Chancellor Senior Housing Group, to buy property and absorb start-up losses. Chancellor paid CareMatrix a fee for developing the homes and running them in the early stages. As the homes filled up, CareMatrix would either lease them or buy them back.

"They were moving money from one pocket to another pocket," said James J. Kumpel, an analyst at Raymond James & Associates, who called attention to this financing arrangement at several companies. "It was a cynical financing vehicle to promote hypergrowth in what is generally not a hypergrowth industry."

However, Louise T. Major, director of investor relations for CareMatrix, said this type of financing has been standard in the hotel industry for many years.

Not all of the industry's problems have been of its own making. Changes in Medicare reimbursement methods for nursing homes also affected the prices of assisted-living stocks, because many investors do not distinguish among various forms of senior housing, analysts say.

Last year, the stocks tumbled after an analyst reported -- incorrectly, as it turned out -- that the Government Accounting Office was about to recommend federal regulation of assisted living.

The industry is generally not opposed to regulation (it is easier to market government-certified homes), but it prefers to have it imposed by state lawmakers, who are easier to lobby.

As the industry faltered, even the better-managed companies saw their shares drop precipitously. These included Sunrise Assisted Living, Brookdale Living Communities and the American Retirement Corporation. The pioneer in assisted living, Sunrise, based in Fairfax, Va., opened its first home in 1981 and now has 148 homes in 23 states and one in Britain.

Companies like these own their real estate, choose their locations carefully, usually in densely populated areas, and focus on their operations, said Kathryn
A. Sweeney, a vice president at AEW Capital Management, a Boston company that invests in privately held assisted-living companies. "Those firms that succeed as good operators will live in this business," she said. "Those that entered the business as real estate developers -- for opportunistic reasons -- will not."

For these reasons, a shakeout could benefit consumers in the long run. It would force companies to shift their attention from development to management, said Don Redfoot, a senior policy adviser to AARP.

But for now, families may want to exercise an extra measure of caution when choosing a home. "The intense pressure to show profit margins created enormous pressures to keep staffing to a minimum," Mr. Redfoot said. "You want to make sure that the place is adequately staffed."


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